Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On October 1, 2024 (the “Closing Date”), Arcosa, Inc. (“Arcosa” or “the Company”) completed its acquisition of all of the issued and outstanding membership interests and certain identified assets, as applicable, (together, “Stavola” and such transaction, the “Transaction”) of the entities set forth in the Membership Interest and Asset Purchase Agreement, dated August 1, 2024 (the “Purchase Agreement”). Stavola is an aggregates-led and vertically integrated construction materials company primarily serving the New York-New Jersey Metropolitan Statistical Area through its network of five hard rock natural aggregates quarries, twelve asphalt plants, and three recycled aggregates sites. The Purchase Agreement provides for the Company’s acquisition of Stavola for $1.2 billion in cash, subject to customary purchase price adjustments. In addition, as part of the Transaction, Arcosa assumed certain customary liabilities and obligations of Stavola.
Financing for the Transaction was comprised of (i) the offering of $600.0 million senior notes due 2032 which was completed on August 26, 2024, (ii) a senior secured Term Loan B Facility in an aggregate principal amount of $700.0 million (the “Term Loan B”), which was funded on October 1, 2024, (iii) an amendment to the Company’s existing Second Amended and Restated Credit Agreement dated as of August 23, 2023 (the “Existing Credit Agreement” and the Existing Credit Agreement as amended by the Credit Facility Amendment, the “Credit Agreement”), with the lenders party thereto and JPMorgan Chase Bank, N.A, as administrative agent (the “Credit Facility Amendment”) to, among other things, (a) permit the Term Loan B, (b) increase the revolving commitments under the Credit Agreement from $600.0 million to $700.0 million and (c) add substantially all of Arcosa’s and its subsidiary guarantors’ personal property (subject to certain exceptions) as collateral to secure the obligations under the Credit Agreement, and (iv) paydown of $100.0 million of Arcosa’s Existing Credit Agreement using proceeds from the Term Loan B Facility (collectively the “Financing Transactions”).
The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”
Arcosa and Stavola have different fiscal years. Arcosa’s fiscal year ends on December 31, whereas Stavola’s fiscal year ends on September 30. The unaudited condensed combined pro forma financial information has been prepared utilizing period ends that differ by one fiscal quarter or less, as permitted by Rule 11-02 of Regulation S-X of the Exchange Act.
The historical financial statements of Arcosa and Stavola have been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to the Transaction and the Financing Transactions. The unaudited pro forma condensed combined financial information includes adjustments to account for the Transaction and the Financing Transactions in accordance with U.S. GAAP as of the dates indicated (collectively, the “Transaction Accounting Adjustments”).The unaudited pro forma condensed combined balance sheet as of September 30, 2024 gives effect to the Transaction and the Term Loan B as if they had occurred on that date. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2024 and the fiscal year ended December 31, 2023 give effect to the Transaction and Financing Transactions as if they had occurred on January 1, 2023. The unaudited pro forma adjustments are based upon available information and certain assumptions that Arcosa’s management believes are reasonable.
The unaudited pro forma condensed combined financial information should be read in conjunction with the following:
•The accompanying notes to the unaudited pro forma condensed combined financial information;

•The unaudited consolidated financial statements of Arcosa as of and for the nine months ended September 30, 2024 and the related notes, included in Arcosa’s Form 10-Q filed on October 31, 2024;
•The audited consolidated financial statements of Arcosa as of and for the year ended December 31, 2023 and the related notes included in Arcosa’s Annual Report on Form 10-K filed on February 23, 2024;
•The unaudited consolidated financial statements of Stavola as of and for the nine months ended June 30, 2024 and the related notes included in Arcosa’s Form 8-K/A filed December 16, 2024; and
•The audited consolidated financial statements of Stavola as of and for the year ended September 30, 2023 and the related notes included in Arcosa’s Form 8-K/A filed on December 16, 2024.

The unaudited pro forma condensed combined financial information has been prepared for illustrative purposes only and is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the Transaction occurred as of the dates indicated. The unaudited pro forma condensed combined financial information also should not be considered indicative of the future results of operations or financial position of Arcosa.

ARCOSA, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of September 30, 2024
(In millions)

	Historical
	Arcosa Inc.	Stavola Reclassified (Note 2)			Pro Forma Combined
	As of September 30, 2024	As of June 30, 2024	Transaction Accounting Adjustments	Notes	As of September 30, 2024
ASSETS
Current assets:
Cash and cash equivalents	$756.8	$27.7	$(644.2)	4(a)	$140.3
Receivables, net of allowance	396.4	67.2	—		463.6
Inventories	360.4	13.7	8.0	4(c)
Other	46.1	6.3	(2.2)	4(b)(d)	50.2
Total current assets	$1,559.7	$114.9	$(638.4)		$1,036.2

Property, plant and equipment, net	1,381.5	164.7	613.4	4(d)(e)	2159.6
Goodwill	1,009.3	4.9	352.7	4(f)	1366.9
Intangibles, net	306.3	2.9	10.9	4(g)	320.1
Deferred income taxes	6.8	—	—		6.8
Other assets	93.3	37.4	6.7	4(b)(h)(i)	137.4
Total Assets	$4,356.9	$324.8	$345.3		$5,027
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$242.9	$30.7	$(0.7)	4(d)	$272.9
Accrued liabilities	156.0	0.5	16.2	4(j)	172.7
Advance billings	29.3	0.8	—		30.1
Current portion of long-term debt	4.1	6.5	(6.5)	4(b)	4.1
Total current liabilities	$432.3	$38.5	$9.0		$479.8
Debt	1,232.8	31.4	561.7	4(a)(b)	1825.9
Deferred income taxes	198.4	—	—		198.4
Other liabilities	59.3	27.6	18.1	4(b)(i)(k)(l)	105
Total liabilities	$1,922.8	$97.5	$588.8		$2,609.1
Stockholders' equity:
Common stock	0.5	0.9	(0.9)	4(m)	0.5
Capital in excess of par value	1,692.1	4.0	(4.0)	4(m)	1,692.1
Retained earnings	759.0	225.1	(241.3)	4(n)	742.8
Accumulated other comprehensive loss	(16.7)	—	—		(16.7)
Treasury Stock	(0.8)	—	—		(0.8)
Total Stockholders' equity	2,434.1	230.0	(246.2)		2,417.9
Noncontrolling interests	-	(2.7)	2.7	4(d)	—
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$4,356.9	$324.8	$345.3		$5,027

See the accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information.

ARCOSA, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the nine months ended September 30, 2024
(In millions, except per share amounts)

	Historical
	Arcosa Inc.	Stavola Reclassified (Note 2)			Pro Forma Combined
	For the nine months ended September 30, 2024	For the nine months ended June 30, 2024	Transaction Accounting Adjustments	Notes	For the nine months ended September 30, 2024
Revenues	$1,903.7	$199.9	$—		$2,103.6
Operating costs:
Cost of revenues	1,517.4	137	12.4	5(a)(b)(c)	1,666.8
Selling, general, and administrative expenses	231	19.1	—		250.1
Gain on disposition of property, plant, equipment, and other assets	(8.4)	—	—		(8.4)
Gain on sale of businesses	3.5	—	—		3.5
Impairment charge	5.8	—	—		5.8
	$1,749.3	$156.1	$12.4		$1,917.8
Operating profit	154.4	43.8	(12.4)		185.8

Interest expense	35.5	0.9	51.3	5(d)	87.7
Other, net (income) expense	(0.7)	(0.5)	1.1	5(e)	(0.1)
Income before income taxes	$119.6	$43.4	$(64.8)		$98.2

Provision for income taxes:	18.2	—	(5.0)	5(f)	13.2
Net income	$101.4	$43.4	$(59.8)		$85

Net income per common share:
Basic	$2.08				$1.74
Diluted	$2.07				$1.74
Weighted average number of shares outstanding
Basic	48.6				48.6
Diluted	48.7				48.7
Dividends declared per common share	$0.15				$0.15

See the accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information.

ARCOSA, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the year ended December 31, 2023
(In millions, except per share amounts)

	Historical
	Arcosa Inc.	Stavola Reclassified (Note 2)			Pro Forma Combined
	For the year ended December 31, 2023	For the year ended September 30, 2023	Transaction Accounting Adjustments	Notes	For the year ended December 31, 2023
Revenues	$2,307.9	$255.4	$—		$2,563.3
Operating costs:
Cost of revenues	1,864.1	179.4	24.3	5(a)(b)(c)(g)	2,067.8
Selling, general, and administrative expenses	261.1	25.1	16.2	5(h)	302.4
Gain on disposition of property, plant, equipment, and other assets	(28.2)	(7.3)	—		(35.5)
Gain on sale of businesses	(6.4)	—	—		(6.4)
	$2,090.6	$197.2	$40.5		$2,328.3
Operating profit	217.3	58.2	(40.5)		235

Interest expense	28.1	1.3	79.7	5(d)	109.1
Other, net (income) expense	(6.7)	(1.9)	—		(8.6)
Income before income taxes	$195.9	$58.8	$(120.2)		$134.5

Provision for income taxes:	36.7	—	(14.4)	5(f)	22.3
Net income	$159.2	$58.8	$(105.8)		$112.2

Net income per common share:
Basic	$3.27				$2.31
Diluted	$3.26				$2.30
Weighted average number of shares outstanding
Basic	48.5				48.5
Diluted	48.7				48.7
Dividends declared per common share	$0.20				$0.20

See the accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information.

ARCOSA INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 – Basis of Presentation
Arcosa and Stavola’s historical financial statements were prepared in accordance with U.S. GAAP and presented in U.S. dollars. As discussed in Note 2, certain reclassifications were made to align Stavola’s financial statement presentation with Arcosa’s financial statement presentation. Arcosa is currently in the process of evaluating Stavola’s accounting policies and as a result of that review, additional differences could be identified between the accounting policies of the two companies. With the information currently available, Arcosa has determined on a preliminary basis that no significant adjustments are necessary to conform Stavola’s financial statements to the accounting policies used by Arcosa.
The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with ASC 805, with Arcosa as the accounting acquirer, using the fair value concepts defined in ASC Topic 820, Fair Value Measurement, and based on the historical financial statements of Arcosa and Stavola. Under ASC 805, all assets acquired and liabilities assumed in a business combination are recognized and measured at their assumed acquisition date fair value, while transaction costs associated with the business combination are expensed as incurred. The excess of purchase consideration over the estimated fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.
The allocation of the purchase consideration depends upon certain estimates and assumptions, all of which are preliminary. The allocation of the purchase consideration has been made for the purpose of developing the unaudited pro forma condensed combined financial information. The allocation of the purchase consideration set forth herein is preliminary and will be revised as additional information becomes available during the measurement period, which could be up to twelve months from the Closing Date. Any such revisions or changes may be material.
The unaudited pro forma condensed combined balance sheet as of September 30, 2024 gives effect to the Transaction and Term Loan B as if they had been completed on September 30, 2024 and combines Arcosa’s unaudited consolidated balance sheet as of September 30, 2024 with Stavola’s unaudited consolidated balance sheet as of June 30, 2024.
The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2024 gives effect to the Transaction and Financing Transactions as if they had occurred on January 1, 2023, and combines Arcosa’s unaudited consolidated statement of operations for the nine months ended September 30, 2024 and Stavola’s unaudited consolidated statement of operations for the nine months ended June 30, 2024.
The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 gives effect to the Transaction and Financing Transactions as if they had occurred on January 1, 2023, and combines Arcosa’s audited consolidated statement of operations for the fiscal year ended December 31, 2023 and Stavola’s audited consolidated statement of operations for the fiscal year ended September 30, 2023.
The unaudited pro forma condensed combined financial information does not reflect any anticipated synergies or dis-synergies, operating efficiencies or cost savings that may result from the Transaction or any integration costs that may be incurred. The pro forma adjustments represent management’s best estimates and are based upon currently available information and certain assumptions that Arcosa believes are reasonable under the circumstances. Arcosa is not aware of any material transactions between Arcosa and Stavola during the periods presented. Accordingly, adjustments to eliminate transactions between Arcosa and Stavola have not been reflected in the unaudited pro forma condensed combined financial information.

Note 2 – Stavola Reclassification Adjustments
During the preparation of this pro forma financial information, Arcosa management performed a preliminary analysis of Stavola’s financial information to identify differences in financial statement presentation as compared to the presentation of Arcosa. Based upon the preliminary analysis performed, reclassification adjustments have been made to conform Stavola’s historical financial statement presentation to Arcosa’s historical financial statement presentation at the financial statement line item (“FSLI”) level. Arcosa management is currently performing a full and detailed review of Stavola’s accounting policies and financial statement presentation. Upon completion of this review, additional adjustments may be identified which could differ materially from the amounts set forth in the unaudited pro forma condensed combined financial information presented herein.
Refer to the table below for a summary of adjustments made to conform Stavola’s historical consolidated balance sheet with that of Arcosa’s (amounts in millions):

Stavola Historical Balance Sheet Line Items	Arcosa Historical Balance Sheet Line Items	Stavola Historical Balances as of June 30, 2024	Reclassifications	Notes	Stavola Reclassified as of June 30, 2024
Cash and cash equivalents	Cash and cash equivalents	$27.7	$—		$27.7
Accounts receivable and contract receivables, net of allowances for losses	Receivables, net of allowance	65.8	1.4	(a)	67.2
	Other	—	6.3	(b)	6.3
Contract assets		1.4	(1.4)	(a)	—
Inventories	Total Inventories	13.7	—		13.7
Prepaid expenses and other current assets		4.9	(4.9)	(b)	—
Current portion of derivative financial instrument		1.4	(1.4)	(b)	—
Property, Plant and Equipment, at cost, less accumulated depreciation, amortization and depletion	Property, plant and equipment, net	164.7	—		164.7
Investment in affiliate		6.5	(6.5)	(c)	—
Advances to related parties, net		0.5	(0.5)	(c)	—
Derivative financial instrument, noncurrent portion		2.4	(2.4)	(c)	—
Goodwill, net of accumulated amortization	Goodwill	4.9	—		4.9
Receivables from unconsolidated affiliated companies		4.1	(4.1)	(c)	—
Intangibles, net of accumulated amortization	Intangibles, net	1.9	1.0	(d)	2.9
Plant permits, net of accumulated amortization		1.0	(1.0)	(d)	—
Right-of-use lease assets, net of accumulated amortization		21.7	(21.7)	(c)	—
Other assets, net	Other assets	1.5	35.9	(c)	37.4
Cash surrender value of officers' life insurance		0.7	(0.7)	(c)	—
Current portion of long-term debt obligations	Current portion of long-term debt	6.5	—		6.5
Accounts payable and accrued expenses	Accounts payable	30.7	—		30.7
Lease liabilities, current portion	Accrued liabilities	0.5	—		0.5
Contract liabilities	Advance billings	0.8	—		0.8
Long-term debt obligations, less current portion above	Debt	31.4	—		31.4
	Other liabilities	—	27.6	(e)	27.6
Payables to unconsolidated affiliated companies		1.7	(1.7)	(e)	—
Lease liabilities, less current portion above		22.3	(22.3)	(e)	—
Asset retirement obligations		3.6	(3.6)	(e)	—
	Common stock	—	0.9	(f)	0.9
Common stock, no par value, 1,000 Class A voting shares authorized; 96 shares issued and outstanding		0.8	(0.8)	(f)	—
Common stock, no par value, 200,000 Class B nonvoting shares authorized; 102,962 shares issued and outstanding		0.1	(0.1)	(f)	—
Additional paid-in capital	Capital in excess of par value	4.0	—		4.0
Retained earnings	Retained earnings	225.1	—		225.1
Noncontrolling interests		(2.7)	—		(2.7)

a)Represents a reclassification of $1.4 million of Contract assets, to Arcosa’s FSLI Receivables, net of allowance;
b)Represents a reclassification of $4.9 million of Prepaid expenses and other current assets, and $1.4 million of Current portion of derivative financial instrument, to Arcosa's FSLI Other;
c)Represents a reclassification of $6.5 million of Investment in affiliate, $0.5 million of Advances to related parties, net, $2.4 million of Derivative financial instrument, noncurrent portion, $4.1 million of Receivables from unconsolidated affiliated companies, $21.7 million of Right-of-use lease assets, net of accumulated amortization, and $0.7 million of Cash surrender value of officers' life insurance, to Arcosa's FSLI Other assets;
d)Represents a reclassification of $1.0 million of Plant permits, net of accumulated amortization, to Arcosa's FSLI Intangibles, net;
e)Represents a reclassification of $1.7 million of Payables to unconsolidated affiliated companies, $22.3 million of Lease liabilities, less current portion, and $3.6 million of Asset retirement obligations, to Arcosa's FSLI Other liabilities;
f)Represents a reclassification of $0.8 million of Common stock, no par value, 1,000 Class A voting shares authorized; 96 shares issued and outstanding and $0.1 million of Common stock, no par value, 200,000 Class B nonvoting shares authorized; 102,962 shares issued and outstanding, to Arcosa's FSLI Common stock; and
Refer to the table below for a summary of adjustments made to present Stavola’s consolidated statement of operations for the nine months ended June 30, 2024, to conform with that of Arcosa’s (amounts in millions):

Stavola Historical Consolidated Statement of Operations Line Items	Arcosa Historical Consolidated Statement of Operations Line Items	Stavola Historical For the nine months ended June 30, 2024	Reclassification	Notes	Stavola Reclassified For the nine months ended June 30, 2024
Revenues	Revenues	199.9	—		199.9
Cost of revenues	Cost of revenues	137.0	—		137.0
General and administrative expenses	Selling, general, and administrative expenses	19.1	—		19.1
Gain on disposal of property, plant, and equipment	Gain on disposition of property, plant, equipment, and other assets	—	—		—
Unrealized (losses) on derivative financial instrument		(1.1)	1.1	(a)	—
Other income, net	Other, net (income) expense	(0.3)	0.8	(a)	0.5
Rental income		1.3	(1.3)	(a)	—
Interest income		0.6	(0.6)	(a)	—
Interest expense	Interest expense	(0.9)	—		(0.9)
a)Represents a reclassification of $(1.1) million of Unrealized (losses) on derivative financial instrument, $1.3 million of Rental income, and $0.6 million of Interest income, to Arcosa’s FSLI Other, net (income) expense.
Refer to the table below for a summary of adjustments made to present Stavola’s consolidated statement of operations for the year ended September 30, 2024, to conform with that of Arcosa’s (amounts in millions):

Stavola Historical Consolidated Statement of Operations Line Items	Arcosa Historical Consolidated Statement of Operations Line Items	Stavola year ended September 30, 2023	Reclassification	Notes	Stavola Reclassified year ended September 30, 2023
Revenues	Revenues	255.4	—		255.4
Cost of revenues	Cost of revenues	179.4	—		179.4
General and administrative expenses	Selling, general, and administrative expenses	25.1	—		25.1
Gain on disposal of property, plant, and equipment	Gain on disposition of property, plant, equipment, and other assets	7.3	—		7.3
Unrealized (losses) on derivative financial instrument		—	—		—
Other income, net	Other, net (income) expense	0.2	1.7	(a)	1.9
Rental income		1.7	(1.7)	(a)	—
Interest income		—	—		—
Interest expense	Interest expense	(1.3)	—		(1.3)
a)Represents a reclassification of $1.7 million of Rental income, to Arcosa’s FSLI Other, net (income) expense.

Note 3 – Preliminary purchase price allocation
Estimated Purchase Consideration
In accordance with the terms and conditions of the Purchase Agreement, the previous shareholders of Stavola (“Selling Shareholders”) received cash consideration of $1,209.6 million.
Preliminary Purchase Price Allocation
Under the acquisition method of accounting, the identifiable assets acquired, and liabilities assumed will be recognized and measured at fair value as of the acquisition date. The determination of fair value used in the Transaction Accounting Adjustments presented herein are preliminary and based on management estimates of fair value of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the Transaction.
The allocation is dependent upon certain valuation and other analyses that have not yet been finalized. Accordingly, the pro forma purchase price allocation is preliminary and will be subject to further adjustments as additional information becomes available and as estimates are finalized. There can be no assurances that these final valuations and analyses will not result in material changes to the estimates set forth below.
The following table sets forth a preliminary allocation of the purchase consideration to the identifiable tangible and intangible assets acquired and liabilities assumed in the Transaction, assuming the Transaction had been consummated on September 30, 2024 (amounts in millions).

Preliminary fair value of estimated purchase consideration	$1,209.6
Assets
Receivables, net of allowance	$67.2
Inventories	21.7
Other	4.1
Property, plant and equipment, net	778.1
Intangibles, net	13.8
Other assets	31.4
Total assets	916.3
Liabilities
Accounts payable	30.0
Accrued liabilities	0.5
Advance billings	0.8
Other liabilities	33.0
Total liabilities	64.3
Less: Net Assets	852.0
Goodwill	$357.6

The property, plant and equipment, net, which is recognized at preliminary fair value in the unaudited pro forma condensed combined balance sheet, consist of the following (amounts in millions):

	Amount	Estimated Useful Life
Buildings and improvements	$46.3	8-19 years
Machinery and equipment	141.3	2-12 years
Mineral reserves	590.5	N/A
	$778.1

The intangible assets, which are recognized at preliminary fair value in the unaudited pro forma condensed combined balance sheet, consist of the following (amounts in millions):

	Amount	Estimated Useful Life
Trademarks	$5.0	5 years
Reserves	8.8	20 years
	$13.8

Note 4 – Accounting Adjustments to the Pro Forma Balance Sheet

The Pro Forma Balance Sheet as of September 30, 2024 reflects the following adjustments:

(a)Reflects the change in cash and cash equivalents for:
•elimination of $27.7 million in Stavola cash which was not acquired in the Transaction;
•borrowings of $700.0 million under the Term Loan B included in Debt;
•payment of debt issuance costs of $6.9 million reflected as a reduction to borrowings included in Debt;
•payment of $100.0 million on a portion of Arcosa’s existing revolver included in Debt; and
•payment of $1,209.6 million as consideration for the Transaction.

(b)Reflects the settlement of certain Stavola balances upon closing, including $1.4 million settlement of the derivative financial instrument included in Other, $14.1 million settlement of affiliate receivables and the derivative financial instrument included in Other assets, $6.5 million settlement of Stavola debt in Current portion of long-term debt, $31.4 million settlement of Stavola debt in Debt, and $1.7 million settlement of affiliate payables included in Other liabilities.

(c)Reflects the preliminary purchase accounting adjustment of $8.0 million to adjust acquired inventories to fair value based on the acquisition method of accounting.

(d)Stavola historically consolidated certain variable interest entities which were not transferred in the Transaction. This adjustment reflects the elimination of balances related to these variable interest entities, including the elimination of $0.8 million of prepaid expenses and other assets included in Other, $3.3 million of certain property, plant, and equipment included in Property, plant, and equipment, net, $0.7 million of certain payables included in Accounts payable, $(2.7) million of Noncontrolling interests, and $6.1 million included in Retained earnings.

(e)Reflects the preliminary purchase accounting adjustment of $616.7 million to adjust Property, plant, and equipment, net to fair value based on the acquisition method of accounting.

(f)Reflects the elimination of Stavola’s historical goodwill of $4.9 million and the recognition of acquired goodwill of $357.6 million. Refer to Note 3 – Preliminary purchase price allocation for more information.

(g)Reflects the elimination of Stavola’s historical intangible assets of $2.9 million and the recognition of acquired intangible assets of $13.8 million. Refer to Note 3—Preliminary purchase price allocation for more information on the acquired intangibles expected to be recognized.

(h)Reflects the preliminary purchase accounting adjustment of $8.1 million to Other assets to adjust operating lease right-of-use assets acquired based on the acquisition method of accounting.
(i)Reflects the adjustment of $12.7 million to Other assets for operating lease right-of-use assets and $12.7 million to Other liabilities for operating lease liabilities of certain properties that did not transfer but were subsequently leased to Arcosa as part of the Transaction.

(j)Reflects non-recurring costs of $16.2 million related to the Transaction including, among others, fees for financial advisors, legal advisors, financial advisory and professional accounting services. These estimated and to be incurred costs are not reflected in the historical balance sheet of Arcosa as of September 30, 2024, but are reflected in the Pro Forma Balance Sheet as of September 30, 2024 as an increase to Accrued liabilities and a decrease to Retained Earnings.
(k)Reflects the preliminary purchase accounting adjustment of $6.5 million to Other liabilities to measure lease liabilities assumed at the present value of remaining lease payments.

(l)Reflects the preliminary purchase accounting adjustment of $0.6 million to Other liabilities to adjust asset retirement obligation liabilities assumed to fair value based on the acquisition method of accounting.

(m)Reflects the elimination of Stavola’s historical common stock and capital in excess of par value balances.

(n)Reflects the elimination of Stavola’s historical retained earnings balance of $225.1 million and additional non-recurring transaction expenses (which result in a decrease to retained earnings) of $16.2 million.

Note 5 – Accounting Adjustments to the Pro Forma Statement of Operations

The Pro Forma Statement of Operations for the nine months ended September 30, 2024 and year ended December 31, 2023 reflects the following adjustments:

(a)Reflects the impact to Cost of revenues of $1.0 million and $1.3 million for the nine months ended September 30, 2024 and the year ended December 31, 2023, respectively, related to incremental lease expense for certain properties that do not transfer but are leased to Arcosa as part of the Transaction.

(b)Reflects the impact to Cost of Revenues for the removal of historical Stavola amortization expense of $0.4 million and $0.5 million for the nine months ended September 30, 2024 and the year ended December 31, 2023, respectively. Additionally, reflects the incremental amortization expense of $1.1 million and $1.4 million for the nine months ended September 30, 2024 and the year ended December 31, 2023. The revised amortization is associated with the step-up in fair value of the acquired intangibles described in Note 3 - Preliminary purchase price allocation. A 10% change in the valuation of intangible assets would cause a corresponding increase or decrease in the pro forma amortization expense of approximately $0.1 million and $0.2 million for the nine months ended September 30, 2024 and the year ended December 31, 2023, respectively. Pro forma amortization expense is preliminary and based on the use of straight-line amortization. The amount of actual amortization expense recognized may differ significantly based upon the final fair value assigned and amortization methodology used for each identifiable intangible asset.

(c)Reflects the impact to Cost of Revenues for the removal of historical Stavola depreciation and depletion expense of $12.8 million and $17.0 million for the nine months ended September 30, 2024 and the year ended December 31, 2023, respectively. Additionally, reflects the revised depreciation and depletion expense of $23.5 million and $31.1 million for the nine months ended September 30, 2024 and the year ended December 31, 2023, respectively, related to the recognition of depreciation and depletion expense based on the estimated fair value of the acquired property, plant and equipment, inclusive of mineral reserves. A 10% change in the valuation of property, plant and equipment would cause a corresponding increase or decrease in the pro forma depreciation and depletion expense of approximately $2.4 million and $3.2 million for the nine months ended September 30, 2024 and the year ended December 31, 2023, respectively. Pro forma depreciation expense is preliminary and based on the use of the straight-line method of depreciation. Pro forma depletion expense is preliminary and based on usage. The amount of actual depreciation and depletion expense recognized may differ significantly based upon the final fair value assigned and depreciation methodology used for each category of property, plant and equipment.

(d)Reflects the following impacts to Interest expense:

•Increase to Interest expense of $58.4 million and $89.3 million for the nine months ended September 30, 2024 and the year ended December 31, 2023, respectively, related to the Financing Transactions and amortization of debt issuance costs reflecting an assumed weighted average annual interest rate of 7.09%, which is based on SOFR plus a spread of 2.25%. A one-eighth percent change in the assumed interest rate associated with the Term Loan would result in additional interest expense (if the interest rate increases) or a reduction (if the interest rate decreases) to interest expense of $0.7 million and $0.9 million for the nine months ended September 30, 2024 and for the year ended December 31, 2023, respectively.
•Decrease to Interest expense of $6.2 million and $8.3 million for the nine months ended September 30, 2024 and the year ended December 31, 2023, respectively, to eliminate the historical interest expense related to the $100.0 million paydown of a portion of Arcosa’s existing revolver; and
•Decrease to Interest expense of $0.9 million and $1.3 million for the nine months ended September 30, 2024 and the year ended December 31, 2023, respectively, to eliminate the historical interest expense related to Stavola’s debt.

(e)Reflects the decrease to Other, net (income) expense of $(1.1) million for the nine months ended September 30, 2024 related to unrealized derivative loss that was settled upon closing of the Transaction.

(f)Reflects the impact to Provision for income taxes of $(5.0) million and $(14.4) million for the nine months ended September 30, 2024 and the year ended December 31, 2023, respectively, to record the income tax effects of the Transaction Accounting Adjustments using a blended statutory tax rate of 23.5%. This determination including deferred tax considerations is preliminary and subject to change based upon the final determination of the fair value of the acquired assets and assumed liabilities.

(g)Represents the incremental impact to Cost of Revenues of $8.0 million for the year ended December 31, 2023 related to the step-up in fair value of the acquired inventory as discussed in footnote 4(c) above. Costs related to these inventories are expected to be expensed within 12 months following the Transaction.

(h)In connection with the Transaction, Arcosa expects to incur $26.4 million of non-recurring transaction expenses, of which $10.2 million were included in the Arcosa historical income statement for the nine months ended September 30, 2024. Unrecognized costs of $16.2 million are reflected as a transaction accounting adjustment to increase Selling, general, and administrative expenses for the year ended December 31, 2023. These transaction expenses are not expected to recur within 12 months following the Transaction.

Note 6 – Earnings per Share

Pro forma basic earnings per common share is computed by dividing net income remaining after allocation to participating unvested restricted shares by the weighted average number of basic common shares outstanding for the period. The calculation of diluted earnings per common share includes the weighted average net impact of nonparticipating unvested restricted shares, except when the effect would be antidilutive.
Total weighted average restricted shares were $1.2 million for the nine months ended September 30, 2024, and $1.3 million for the year ended December 31, 2023.

The unaudited pro forma condensed combined basic and diluted earnings per share calculations are based on the basic and diluted average shares of Arcosa.

	Nine Months Ended September 30, 2024			Year Ended December 31, 2023
	Income (Loss)	Average Shares	EPS	Income (Loss)	Average Shares	EPS
	(amounts in millions, except per share amounts)
Pro Forma Net income	$85.0			$112.2
Unvested restricted share participation	(0.2)			(0.4)
Pro Forma Net income per common share – basic	84.8	48.6	$1.74	111.8	48.5	$2.31
Effect of dilutive securities:
Nonparticipating unvested restricted shares		0.1			0.2
Pro Forma Net income per common share – diluted	$84.8	48.7	$1.74	$111.8	48.7	$2.30